Exhibit 99.25

For immediate release

Cord Blood America Chairman and CEO, Matthew L. Schissler goes “Beyond the
Press Release”

Los Angeles, CA, September 8, 2005 – Cord Blood America, Inc. (OTC BB: CBAI), an umbilical cord blood stem cell preservation company, is pleased to announce that Chairman and CEO, Matthew L. Schissler gives an audio message concerning their Revolutionary Pricing Plan Press Release dated September 6, 2005.

Mr. Schissler discusses the following points:

•

Current Demographics as it relates to pricing

•

Cord Blood America’s Commitment to affordable stem cell preservation

•

Cord Blood America’s revolutionary new Annual Payment Option

The interview can be found at:
http://www.agoracom.com/executive/cordbloodamerica/player.html

This press release is available on the Cord Blood America IR HUB for investor commentary, feedback and questions. Investors are asked to visit http://www.agoracom.com/IR/CordBloodAmerica . Alternatively, investors are asked to e-mail all questions and correspondence to CBAI@agoracom.com where they can also request addition to the investor e-mail list to receive all future press releases and correspondence directly.

About Cord Blood America

Cord Blood America (OTC BB: CBAI) is the parent company of Cord Partners, which facilitates umbilical cord blood stem cell preservation for expectant parents and their children. Its mission is to be the most respected stem cell preservation company in the industry. Collected through a safe and non-invasive process, cord blood stem cells offer a powerful and potentially life-saving resource for treating a growing number of ailments, including cancer, leukemia, or blood and immune disorders. For more information on how this precious lifeline can benefit your family, visit www.cordpartners.com.

Forward-Looking Statements

Statements made in this press release, including but not limited to, those relating to the anticipated increase in the number of enrollments, the length of availability of the payment plan, and the continued viability of the Company are forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as “anticipate,” “believe,” “expect,” “future,” “intend,” “plan,” and similar expressions to identify forward-looking statements. These statements are only predictions and are subject to certain risks, uncertainties and assumptions. These risks and uncertainties include: the ability for prospective customers to meet credit application requirements, the ability for competitors to offer similar plans, and the Company’s ability to continue to fund the Annual Payment Option. Additional risks are identified and described in the Company’s public filings with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company’s past performance is not necessarily indicative of its future performance. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement.

Investor Relations

AGORA Investor Relations

http://www.agoracom.com/IR/CordBloodAmerica

http://www.cordblood-america.com

CBAI@agoracom.com